EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Valuation Summary
In Millions

	EBITDA Based on LTM	EBITDA Based on FY 2013P	EBITDA Based on FY 2014P	DCF Based on Projections	*Weighted Value*	Based on Stock Price
Weighting	*10.0%*	*10.0%*	*10.0%*	*70.0%*	*100.0%*	
Market Value of Invested Capital	$ **38.9**	$ **35.2**	$ **38.2**	$ **39.5**		$ **50.8**
Add: Cash and Marketable Securities	0.5	0.5	0.5	0.5		0.5
Add: Option Proceeds	-	-	-	-		-
Add: Non-Operating Assets	-	-	-	-		-
Less: Debt Outstanding [1]	27.7	27.7	27.7	27.7		32.2
Less: Preferred Stock Outstanding	-	-	-	-		-
Equity Value	**11.7**	**8.0**	**11.0**	**12.3**		**19.1**
Add: FV of Federal JV	5.0	5.0	5.0	5.0		
Total Equity Value	16.7	13.0	16.0	17.3		
Less: Mezz Preferred Equity	1.1	0.8	1.0	1.1		
Common Equity Value	15.7	12.1	15.0	16.2		
Number of Shares	18,214,437	18,214,437	18,214,437	18,214,437		18,214,437
FV Per Share	$ 0.86	$ 0.67	$ 0.82	$ 0.89	$ **0.86**	$ 1.05

Footnote
[1] Debt includes line of credit, contingent acquisition liabilities, sub. debt (at face value of $13.0m) and capital leases.

Appendix A

Historical Balance Sheets [1]
In Millions

Fiscal Year End August 31,	2010	2011	2012	February 28, 2013
Cash	$ 2.4	$ 4.0	$ 1.8	$ 0.5
Receivables	38.3	33.4	26.9	18.6
Inventories	1.5	1.3	1.3	1.5
Prepaid Expenses and Others	3.0	3.4	3.2	2.5
Deferred Tax Assets - Current	0.9	1.1	1.0	1.0
Total Current Assets	46.0	43.4	34.2	24.1
Net Fixed Assets	2.2	4.3	3.5	2.8
Identified Intangibles	10.9	18.4	14.4	9.2
Goodwill	14.0	18.6	17.2	13.3
Deferred Tax Assets - Long-Term	0.4	0.8	0.7	0.5
Other Assets	0.7	1.1	1.8	1.7
Total Assets	74.3	86.6	71.8	51.6
Line of Credit	16.0	17.2	12.0	9.8
Accounts Payable	24.7	23.8	22.3	12.0
Warrant Liability	0.9	1.5	2.4	2.1
Income Taxes Payable	0.3	0.3	0.1	(0.5)
Accrued Liabilities	8.0	6.0	3.0	3.6
Due to Former Shareholders	-	-	2.0	-
Customer Deposits and Other	0.2	1.0	0.1	(0.1)
Deferred Revenue	2.2	2.1	1.6	1.4
Total Current Liabilities	52.3	51.8	43.6	28.3
Deferred Tax Liability - Long Term	3.1	3.8	2.4	(0.0)
Accrued Liabilities	0.9	0.2	0.2	0.2
Contingent Acquisition Liabilities	-	5.9	4.8	4.8
Long Term Debt (adj. pre 2012)	13.0	13.0	12.6	12.6
Capital Leases	-	0.4	0.3	0.2
Equity	18.0	15.0	8.0	5.5
Total Liabilities & Equity	$ 87.3	$ 90.1	$ 71.8	$ 51.6

Footnotes:
[1] Pro Forma to exclude Federal business

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Historical Balance Sheets
Common Size Analysis

Fiscal Year End August 31,	2010	2011	2012	February 28, 2013
Cash	3.2%	4.7%	2.5%	1.0%
Receivables	51.5%	38.6%	37.4%	36.1%
Inventories	2.0%	1.5%	1.9%	2.9%
Prepaid Expenses and Others	4.0%	4.0%	4.4%	4.8%
Deferred Tax Assets - Current	1.2%	1.3%	1.4%	1.9%
Total Current Assets	62.0%	50.1%	47.6%	46.7%
Net Fixed Assets	3.0%	4.9%	4.9%	5.5%
Identified Intangibles	14.7%	21.3%	20.0%	17.8%
Goodwill	18.8%	21.5%	23.9%	25.8%
Deferred Tax Assets - Long-Term	0.6%	1.0%	1.0%	1.0%
Other Assets	1.0%	1.3%	2.5%	3.2%
Total Assets	100.0%	100.0%	100.0%	100.0%
Line of Credit	21.6%	19.9%	16.7%	18.9%
Accounts Payable	33.2%	27.4%	31.1%	23.3%
Warrant Liability	1.2%	1.7%	3.4%	4.2%
Income Taxes Payable	0.5%	0.4%	0.2%	-1.0%
Accrued Liabilities	10.8%	6.9%	4.1%	7.0%
Due to Former Shareholders	0.0%	0.0%	2.8%	0.0%
Customer Deposits and Other	0.3%	1.1%	0.2%	-0.3%
Deferred Revenue	2.9%	2.4%	2.2%	2.8%
Total Current Liabilities	70.4%	59.8%	60.7%	54.9%
Deferred Tax Liability - Long Term	4.1%	4.3%	3.3%	0.0%
Accrued Liabilities	1.2%	0.2%	0.2%	0.3%
Contingent Acquisition Liabilities	0.0%	6.8%	6.7%	9.2%
Long Term Debt (adj. pre 2012)	17.5%	15.0%	17.5%	24.5%
Capital Leases	0.0%	0.5%	0.4%	0.3%
Equity	24.3%	17.3%	11.2%	10.7%
Total Liabilities & Equity	117.5%	104.0%	100.0%	100.0%

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Historical Balance Sheets
Working Capital Analysis
In Millions

Fiscal Year End August 31,		2010		2011		2012		February 28, 2013
Receivables	$	38.3	$	33.4	$	26.9	$	18.6
Inventories		1.5		1.3		1.3		1.5
Prepaid Expenses and Others		3.0		3.4		3.2		2.5
Total Current Assets		42.8		38.2		31.4		22.6
Accounts Payable		24.7		23.8		22.3		12.0
Accrued Liabilities		8.0		6.0		3.0		3.6
Customer Deposits and Other		0.2		1.0		0.1		(0.1)
Deferred Revenue		2.2		2.1		1.6		1.4
Total Current Liabilities		24.7		23.8		22.3		12.0
Net Working Capital	$	18.1	$	14.4	$	9.1	$	10.6
As % of Rev.								

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Historical Income Statements [1]
In Millions

Fiscal Year End August 31,	2010	2011	2012	LTM February 28, 2013
Net Revenues	$ 141.7	$ 146.3	$ 134.3	$ 140.7
Cost of Sales/Cost of Goods Sold	102.6	113.3	105.8	110.5
Gross Profit	39.1	32.9	28.5	30.2
Selling	12.2	8.7	6.3	6.2
Commission expense	2.5	1.1	2.4	1.9
Bus Unit G&A	10.1	10.7	2.7	2.9
Corporate G&A	13.5	7.6	12.6	12.1
SFAS 123	0.6	0.5	0.4	0.3
Warrant	0.9	0.1	0.9	0.5
Impairment	-	-	9.4	9.4
Restructuring	-	-	-	1.1
Earn out Liability Adjustment	-	-	0.6	1.0
M&A Expenses	0.2	0.7	0.3	0.1
Retention Bonuses	1.2	1.0	1.1	0.8
Other non-recurring	0.4	1.3	0.3	-
Depreciation	1.8	1.8	1.7	2.0
Amortization	3.6	3.6	5.3	4.4
Total Operating Expenses	47.0	37.2	43.7	42.6
Operating Income	(8.0)	(4.2)	(15.2)	(12.4)
Non-recurring Items				
Retention Bonuses	1.2	1.0	1.1	0.8
SFAS 123	0.6	0.5	0.4	0.3
Warrant	0.9	0.1	0.9	0.5
Impairment	-	-	9.4	9.4
Restructuring	-	-	-	1.1
Earn out Liability Adjustment	-	-	0.6	1.0
M&A Expenses	0.2	0.7	0.3	0.1
Other non-recurring	0.4	1.3	0.3	-
Non-recurring Items	3.4	3.6	12.9	13.1
Normalized EBIT	(4.6)	(0.6)	(2.3)	0.7
Depreciation/Amortization	5.4	5.4	7.0	6.4
Normalized EBITDA	$ 0.8	$ 4.8	$ 4.7	$ 7.1

Supplemental Data:

Revenue Growth	n/a	3.3%	-8.2%	4.7%
EBITDA Growth	n/a	476.6%	-3.0%	51.8%
Capital Expenditures	$ 1.0	$ 3.0	$ 0.7	0.5
As % of Rev.	*0.7%*	*2.1%*	*0.5%*	*0.4%*

Footnotes:
[1] Pro Forma to exclude Federal business

Historical Income Statements [1]
Common Size Analysis

Fiscal Year End August 31,	2010	2011	2012	LTM February 28, 2013
Net Revenues	100.0%	100.0%	100.0%	100.0%
Cost of Sales/Cost of Goods Sold	72.4%	77.5%	78.8%	78.5%
Gross Profit	27.6%	22.5%	21.2%	21.5%
Selling	8.6%	6.0%	4.7%	4.4%
Commission expense	1.8%	0.7%	1.8%	1.4%
Bus Unit G&A	7.1%	7.3%	2.0%	2.1%
Corporate G&A	9.5%	5.2%	9.4%	8.6%
SFAS 123	0.4%	0.4%	0.3%	0.2%
Warrant	0.6%	0.1%	0.7%	0.3%
Impairment	0.0%	0.0%	7.0%	6.7%
Earn out Liability Adjustment	0.0%	0.0%	0.4%	0.7%
M&A Expenses	0.2%	0.5%	0.2%	0.1%
Retention Bonuses	0.9%	0.7%	0.8%	0.6%
Other non-recurring	0.3%	0.9%	0.2%	0.0%
Depreciation	1.3%	1.2%	1.2%	1.4%
Amortization	2.5%	2.5%	4.0%	3.1%
Total Operating Expenses	33.2%	25.4%	32.6%	29.5%
Operating Income	-5.6%	-2.9%	-11.3%	-8.0%
Non-recurring Items				
Retention Bonuses	0.9%	0.7%	0.8%	0.6%
SFAS 123	0.4%	0.4%	0.3%	0.2%
Warrant	0.6%	0.1%	0.7%	0.3%
Impairment	0.0%	0.0%	7.0%	6.7%
Earn out Liability Adjustment	0.0%	0.0%	0.4%	0.7%
M&A Expenses	0.2%	0.5%	0.2%	0.1%
Other non-recurring	0.3%	0.9%	0.2%	0.0%
Non-recurring Items	2.4%	2.5%	9.6%	8.6%
Normalized EBIT	-3.3%	-0.4%	-1.7%	0.5%
Depreciation/Amortization	3.8%	3.7%	5.2%	4.5%
Normalized EBITDA	0.6%	3.3%	3.5%	5.0%

Projected Balance Sheets
In Millions

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Cash	$ -	$ -	$ -	$ -	$ -	$ 0.2
Receivables	17.8	19.1	20.1	19.4	20.2	21.0
Inventories	1.1	1.2	1.2	4.1	2.2	1.4
Prepaid Expenses and Others	3.0	3.1	3.4	3.5	3.2	3.4
Deferred Tax Assets - Current	1.0	1.0	1.0	1.0	1.0	1.0
Total Current Assets	22.8	24.3	25.6	28.0	26.6	27.0
Net Fixed Assets	2.1	1.4	1.6	1.7	1.9	2.0
Identified Intangibles	8.3	6.6	4.9	3.2	1.5	(0.2)
Goodwill	13.3	13.3	13.3	13.3	13.3	13.3
Deferred Tax Assets - Long-Term	0.5	0.5	0.5	0.5	0.5	0.5
Other Assets	1.7	1.7	1.7	1.7	1.7	1.7
Total Assets	48.8	47.9	47.6	48.4	45.5	44.3
Line of Credit	8.5	7.2	5.6	3.7	2.5	-
Accounts Payable	11.0	12.6	12.8	12.3	12.2	12.4
Warrant Liability	2.1	2.1	2.1	2.1	2.1	2.1
Income Taxes Payable	0.1	0.3	0.4	0.5	0.6	0.7
Accrued Liabilities	4.1	4.2	4.1	5.2	3.8	4.3
Customer Deposits and Other	0.1	0.1	0.1	0.1	0.2	0.1
Deferred Revenue	0.3	0.4	0.4	0.4	0.4	0.4
Total Current Liabilities	26.3	27.0	25.5	24.3	21.8	20.1
Deferred Tax Liability - Long Term	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)
Accrued Liabilities	0.1	0.1	0.1	0.6	0.5	0.6
Contingent Acquisition Liabilities	3.9	0.9	-	-	-	-
Long Term Debt (adj. pre 2012)	12.8	13.0	13.3	12.0	8.0	4.0
Capital Leases	0.1	-	-	-	-	-
Equity	5.7	6.9	8.7	11.6	15.2	19.6
Total Liabilities & Equity	48.8	47.9	47.6	48.4	45.5	44.3

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Projected Balance Sheets
Common Size Analysis

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Cash	0.0%	0.0%	0.0%	0.0%	0.0%	0.4%
Receivables	36.4%	39.8%	42.2%	40.1%	44.4%	47.4%
Inventories	2.2%	2.5%	2.6%	8.5%	4.9%	3.2%
Prepaid Expenses and Others	6.1%	6.4%	7.0%	7.3%	7.1%	7.7%
Deferred Tax Assets - Current	2.0%	2.0%	2.0%	2.0%	2.1%	2.2%
Total Current Assets	46.8%	50.8%	53.8%	57.8%	58.5%	60.8%
Net Fixed Assets	4.4%	3.0%	3.3%	3.6%	4.2%	4.6%
Identified Intangibles	17.1%	13.8%	10.3%	6.6%	3.3%	-0.5%
Goodwill	27.3%	27.8%	27.9%	27.5%	29.2%	30.0%
Deferred Tax Assets - Long-Term	1.1%	1.1%	1.1%	1.1%	1.2%	1.2%
Other Assets	3.4%	3.5%	3.5%	3.4%	3.7%	3.8%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Line of Credit	17.4%	15.1%	11.7%	7.6%	5.6%	0.0%
Accounts Payable	22.6%	26.4%	26.8%	25.3%	26.7%	27.9%
Warrant Liability	4.4%	4.5%	4.5%	4.4%	4.7%	4.8%
Income Taxes Payable	0.2%	0.6%	0.8%	1.0%	1.3%	1.6%
Accrued Liabilities	8.4%	8.7%	8.7%	10.8%	8.4%	9.8%
Customer Deposits and Other	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%
Deferred Revenue	0.7%	0.8%	0.8%	0.8%	0.9%	0.9%
Total Current Liabilities	53.9%	56.3%	53.6%	50.1%	47.9%	45.4%
Deferred Tax Liability - Long Term	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Accrued Liabilities	0.1%	0.1%	0.1%	1.2%	1.1%	1.4%
Contingent Acquisition Liabilities	8.1%	2.0%	0.0%	0.0%	0.0%	0.0%
Long Term Debt (adj. pre 2012)	26.1%	27.2%	28.0%	24.8%	17.6%	9.0%
Capital Leases	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Equity	11.7%	14.4%	18.3%	23.9%	33.4%	44.2%
Total Liabilities & Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Projected Balance Sheets
Working Capital Analysis
In Millions

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Receivables	$ 17.8	$ 19.1	$ 20.1	$ 19.4	$ 20.2	$ 21.0
Inventories	1.1	1.2	1.2	4.1	2.2	1.4
Prepaid Expenses and Others	3.0	3.1	3.4	3.5	3.2	3.4
Total Current Assets	21.9	23.4	24.7	27.0	25.7	25.8
Accounts Payable	11.0	12.6	12.8	12.3	12.2	12.4
Accrued Liabilities	4.1	4.2	4.1	5.2	3.8	4.3
Customer Deposits and Other	0.1	0.1	0.1	0.1	0.2	0.1
Deferred Revenue	0.3	0.4	0.4	0.4	0.4	0.4
Total Current Liabilities	15.6	17.3	17.4	18.0	16.5	17.2
Net Working Capital	$ 6.3	$ 6.1	$ 7.3	$ 9.0	$ 9.1	$ 8.6
As % of Rev.	*4.7%*	*4.3%*	*5.0%*	*6.0%*	*5.9%*	*5.4%*

Projected Income Statements
In Millions

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Net Revenues	$ 134.4	$ 141.3	$ 145.7	$ 150.0	$ 155.3	$ 160.3
Cost of Sales/Cost of Goods Sold	105.1	110.3	113.7	116.7	120.5	124.1
Gross Profit	29.3	31.1	32.0	33.3	34.8	36.3
Selling	7.0	7.5	8.0	8.2	8.3	8.5
Commission expense	2.1	2.4	2.3	2.6	2.6	2.6
Bus Unit G&A	3.1	3.4	3.4	3.4	3.5	3.6
Corporate G&A	10.6	10.1	10.6	10.9	11.2	11.6
SFAS123	0.1	-	-	-	-	-
Warrant	0.0	-	-	-	-	-
Restructuring	0.6	-	-	-	-	-
Earn out Liability Adjustment	0.7	(0.2)	(0.1)	-	-	-
M&A Expenses	0.2	0.2	0.1	-	-	-
Retention Bonuses	0.3	0.2	0.1	-	-	-
Depreciation	2.2	1.3	0.6	0.6	0.6	0.6
Amortization	1.7	1.7	1.7	1.7	1.7	1.7
Total Operating Expenses	28.8	26.7	26.7	27.3	28.0	28.7
Operating Income	0.5	4.4	5.3	6.0	6.8	7.6
Non-recurring Items						
Retention Bonuses	0.3	0.2	0.1	-	-	-
SFAS123	0.1	-	-	-	-	-
Warrant	0.0	-	-	-	-	-
Earn out Liability Adjustment	0.7	(0.2)	(0.1)	-	-	-
M&A Expenses	0.2	0.2	0.1	-	-	-
Restructuring	0.6	-	-	-	-	-
Non-recurring Items	1.9	0.2	0.1	-	-	-
Normalized EBIT	2.5	4.6	5.4	6.0	6.8	7.6
Depreciation/Amortization	3.9	3.0	2.3	2.3	2.3	2.3
Normalized EBITDA	$ 6.4	$ 7.6	$ 7.7	$ 8.2	$ 9.1	$ 9.9

Supplemental Data:

	2013	2014	2015	2016	2017	2018
Revenue Growth	n/a	5.2%	3.1%	3.0%	3.5%	3.3%
EBITDA Growth	n/a	19.5%	0.6%	7.2%	10.5%	9.0%
Capital Expenditures	$ 0.6	$ 0.7	$ 0.7	$ 0.7	$ 0.8	$ 0.8
As % of Rev.	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Projected Income Statements
Common Size Analysis

Fiscal Year End August 31,	2013	2014	2015	2016	2017	2018
Net Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales/Cost of Goods Sold	78.2%	78.0%	78.0%	77.8%	77.6%	77.4%
Gross Profit	21.8%	22.0%	22.0%	22.2%	22.4%	22.6%
Selling	5.2%	5.3%	5.5%	5.4%	5.4%	5.3%
Commission expense	1.6%	1.7%	1.6%	1.7%	1.7%	1.6%
Bus Unit G&A	2.3%	2.4%	2.4%	2.3%	2.3%	2.3%
Corporate G&A	7.9%	7.1%	7.3%	7.3%	7.2%	7.2%
SFAS123	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Warrant	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Restructuring	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%
Earn out Liability Adjustment	0.5%	-0.2%	-0.1%	0.0%	0.0%	0.0%
M&A Expenses	0.1%	0.2%	0.1%	0.0%	0.0%	0.0%
Retention Bonuses	0.3%	0.2%	0.1%	0.0%	0.0%	0.0%
Depreciation	1.7%	0.9%	0.4%	0.4%	0.4%	0.4%
Amortization	1.3%	1.2%	1.2%	1.1%	1.1%	1.1%
Total Operating Expenses	21.4%	18.9%	18.3%	18.2%	18.0%	17.9%
Operating Income	0.4%	3.1%	3.7%	4.0%	4.4%	4.7%
Non-recurring Items						
Retention Bonuses	0.3%	0.2%	0.1%	0.0%	0.0%	0.0%
SFAS123	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Warrant	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Earn out Liability Adjustment	0.5%	-0.2%	-0.1%	0.0%	0.0%	0.0%
M&A Expenses	0.1%	0.2%	0.1%	0.0%	0.0%	0.0%
Restructuring	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%
Non-recurring Items	1.5%	0.2%	0.1%	0.0%	0.0%	0.0%
Normalized EBIT	1.8%	3.3%	3.7%	4.0%	4.4%	4.7%
Depreciation/Amortization	2.9%	2.2%	1.6%	1.5%	1.5%	1.5%
Normalized EBITDA	4.8%	5.4%	5.3%	5.5%	5.9%	6.2%

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Guideline Public Company Analysis
Operating Value
in millions except per share amounts

	Cognizant Tech Solutions	Accenture PLC	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Emtec, Inc.
Ticker Symbol	CTSH	ACN	CACI	NCIT	CSC	CTGX	IGTE	DRCO	NSIT	ETEC
Stock Exchange	NDAQ	NYSE	NYSE	NDAQ	NYSE	NDAQ	NDAQ	NDAQ	NDAQ	OTC
Market Price per Common Share	$73.06	$75.24	$55.72	$4.70	$45.24	$20.60	$17.32	$5.91	$18.92	$1.05
Shares Outstanding	301.680	681.678	22.955	12.932	155.028	18.742	57.614	10.524	44.594	18.214
Market Value of Common Equity	$22,040.7	$51,289.5	$1,279.1	$60.8	$7,013.4	$386.1	$997.9	$62.2	$843.7	$19.1
Market Value of Preferred Equity	0.0	0.0	0.0	0.0	0.0	0.0	378.5	0.0	0.0	0.0
Long-Term Debt	0.0	0.0	702.7	17.5	2,629.0	0.0	1,145.5	89.1	80.6	32.2
Minority Interests	0.0	487.5	2.3	0.0	20.0	0.0	32.4	0.0	0.0	0.0
Less: Cash/Investments	(2,863.8)	(6,085.9)	(37.5)	(0.8)	(2,198.0)	(41.3)	(95.2)	(0.0)	(152.1)	(0.5)
Total Operating Value	**$19,177.0**	**$45,691.1**	**$1,946.6**	**$77.5**	**$7,464.4**	**$344.8**	**$2,459.1**	**$151.3**	**$772.2**	**$50.8**

Guideline Public Company Analysis
Selected Financial Data
in millions

	Cognizant Tech Solutions	Accenture PLC	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Emtec, Inc.
Most recent fiscal year end	12/2012	08/2012	06/2012	12/2012	03/2012	12/2012	12/2012	12/2012	12/2012	12/2012
Most recent fiscal quarter end	12/12 Q4	02/13 Q2	12/13 Q2	12/12 Q4	12/13 Q3	12/12 Q4	03/13 Q1	12/12 Q4	12/12 Q4	02/13 Q2
Operating Data										
Fiscal 2010 Sales	$4,592.4	$23,094.1	$3,149.1	$581.3	$15,921.0	$331.4	$280.6	$272.1	$4,809.9	$259.0
Fiscal 2011 Sales	6,121.2	27,352.9	3,577.8	558.3	16,042.0	396.3	779.6	322.6	5,287.2	239.6
Fiscal 2012 Sales	7,346.5	29,778.0	3,774.5	368.4	15,877.0	424.4	1,073.9	317.0	5,301.4	224.8
LTM Sales	7,346.5	30,090.4	3,739.7	368.4	15,706.0	424.4	1,073.9	317.0	5,301.4	205.1
Projected 2013 Sales	8,623.0	29,058.4	3,753.8	301.4	15,302.2	455.8	1,133.2	290.8	5,468.5	196.0
Projected 2014 Sales	10,020.0	30,925.7	3,663.8	278.8	14,777.9	497.3	1,229.8	284.8	5,706.5	205.9
Average Sales of Past Three Years	6,020.0	26,741.7	3,500.5	502.7	15,946.7	384.0	711.4	303.9	5,132.9	241.1
Growth 2011-2012	*20.0%*	*8.9%*	*5.5%*	*-34.0%*	*-1.0%*	*7.1%*	*37.7%*	*-1.7%*	*0.3%*	*-6.2%*
Growth 2010-2012	*26.5%*	*13.6%*	*9.5%*	*-20.4%*	*-0.1%*	*13.2%*	*95.6%*	*7.9%*	*5.0%*	*-6.8%*
Growth 2012-2013	*17.4%*	*-2.4%*	*-0.5%*	*-18.2%*	*-3.6%*	*7.4%*	*5.5%*	*-8.2%*	*3.2%*	*-12.8%*
Growth 2012-2014	*16.8%*	*1.9%*	*-1.5%*	*-13.0%*	*-3.5%*	*8.2%*	*7.0%*	*-5.2%*	*3.7%*	*-4.3%*
Fiscal 2010 EBITDA Margin	21.2%	14.7%	7.9%	7.7%	15.0%	4.7%	22.1%	9.5%	3.4%	4.9%
Fiscal 2011 EBITDA Margin	20.6%	14.6%	8.6%	6.2%	13.8%	5.4%	18.6%	10.5%	3.6%	1.6%
Fiscal 2012 EBITDA Margin	20.7%	15.0%	9.4%	5.4%	8.8%	6.5%	23.5%	9.1%	3.7%	2.8%
LTM EBITDA Margin	20.7%	15.3%	9.0%	5.4%	11.5%	6.5%	23.5%	9.1%	3.7%	3.0%
Projected 2013 EBITDA Margin	20.3%	16.7%	8.9%	4.1%	12.4%	7.1%	23.0%	9.0%	3.9%	2.7%
Projected 2014 EBITDA Margin	20.4%	16.3%	8.9%	4.3%	13.5%	7.7%	24.1%	8.5%	3.9%	3.0%
Average EBITDA Margin of Past Three Years	20.8%	14.8%	8.6%	6.4%	12.5%	5.5%	21.4%	9.7%	3.6%	3.1%
Fiscal 2010 EBITDA	$972.0	$3,399.1	$247.8	$44.8	$2,383.0	$15.6	$62.0	$25.9	$165.0	$12.7
Fiscal 2011 EBITDA	1,260.6	3,985.2	307.5	34.7	2,219.0	21.6	144.6	34.0	191.6	3.8
Fiscal 2012 EBITDA	1,518.1	4,466.8	355.8	20.0	1,390.0	27.4	252.6	28.9	195.6	6.3
LTM EBITDA	1,518.1	4,603.0	338.2	20.0	1,811.0	27.4	252.6	28.9	195.6	6.1
Projected 2013 EBITDA	1,753.7	4,840.7	335.4	12.3	1,891.3	32.4	260.1	26.2	212.0	5.3
Projected 2014 EBITDA	2,048.8	5,055.4	324.6	12.1	1,996.1	38.5	296.7	24.2	225.0	6.3
Average EBITDA of Past Three Years	1,250.3	3,950.4	277.6	33.2	1,997.3	21.5	153.1	29.6	184.1	7.6
Growth 2011-2012	*20.4%*	*12.1%*	*15.7%*	*-42.5%*	*-37.4%*	*26.9%*	*74.7%*	*-14.9%*	*2.1%*	*63.8%*
Growth 2010-2012	*25.0%*	*14.6%*	*19.8%*	*-33.3%*	*-23.6%*	*32.3%*	*101.8%*	*5.6%*	*8.9%*	*-29.7%*
Growth 2012-2013	*15.5%*	*8.4%*	*-5.7%*	*-38.4%*	*36.1%*	*18.5%*	*3.0%*	*-9.5%*	*8.4%*	*-16.3%*
Growth 2012-2014	*16.2%*	*6.4%*	*-4.5%*	*-22.1%*	*19.8%*	*18.6%*	*8.4%*	*-8.5%*	*7.2%*	*-0.2%*

Guideline Public Company Analysis
Valuation Multiples

	Cognizant Tech Solutions	Accenture PLC	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Emtec, Inc.	
EBITDA Multiples											
Average Price Three Years	15.3	11.6	7.0	2.3	3.7	16.0	16.1	5.1	4.2	6.7	
Fiscal Year 2012	12.6	10.2	5.5	3.9	5.4	12.6	9.7	5.2	3.9	8.1	
LTM	12.6	9.9	5.8	3.9	4.1	12.6	9.7	5.2	3.9	8.3	
Projected 2013	10.9	9.4	5.8	6.3	3.9	10.6	9.5	5.8	3.6	9.7	
Projected 2014	9.4	9.0	6.0	6.4	3.7	8.9	8.3	6.2	3.4	8.1	
Percentage of Debt in Capital Structure	0%	0%	35%	22%	27%	0%	45%	59%	9%		
Percentage of Equity in Capital Structure	100%	100%	65%	78%	73%	100%	55%	41%	91%		
Size Risk Premium Difference	10.3%	10.3%	6.9%	0.0%	8.2%	5.4%	6.9%	0.0%	6.9%		
										mean	**median**
Size Risk Adjusted EBITDA Multiples											
Average Price Three Years	5.9	5.3	5.3	2.3	3.1	8.6	10.0	5.1	3.3	5.4	5.3
Fiscal Year 2012	5.5	5.0	4.4	3.9	4.1	7.5	7.1	5.2	3.2	5.1	5.0
LTM	5.5	4.9	4.6	3.9	3.3	7.5	7.1	5.2	3.2	5.0	4.9
Projected 2013	5.1	4.8	4.6	6.3	3.2	6.8	7.0	5.8	3.0	5.2	5.1
Projected 2014	4.8	4.7	4.7	6.4	3.1	6.0	6.3	6.2	2.8	5.0	4.8

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Guideline Public Company Analysis
Implied Market Growth Rate Analysis

		Cognizant Tech Solutions	Accenture PLC	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Mean	Median
Beta		1.12	0.94	0.93	0.98	1.09	1.13	0.99	0.83	1.19		
Risk-Free Rate		2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%		
Market Risk Premium		6.1%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%		
Size Premium	6.0%	-0.4%	-0.4%	1.7%	6.0%	0.9%	2.7%	1.7%	6.0%	1.7%		
Cost of Equity		9.0%	7.9%	9.9%	14.5%	10.1%	12.1%	10.3%	13.6%	11.5%		
Cost of Debt		0.0%	1.4%	2.4%	3.8%	2.0%	0.0%	2.5%	3.1%	2.3%		
After-Tax Cost of Debt		0.0%	1.0%	1.5%	2.3%	1.2%	0.0%	1.9%	1.9%	1.5%		
% Equity in Capital Structure		100.0%	100.0%	64.5%	77.6%	72.7%	100.0%	54.6%	41.1%	91.3%		
% Debt in Capital Structure		0.0%	0.0%	35.5%	22.4%	27.3%	0.0%	45.4%	58.9%	8.7%		
Weighted Cost of Capital		**9.0%**	**7.9%**	**6.9%**	**11.8%**	**7.7%**	**12.1%**	**6.5%**	**6.7%**	**10.6%**	8.8%	7.9%
FYE EBITDA		$1,518.1	$4,466.8	$355.8	$20.0	$1,390.0	$27.4	$252.6	$28.9	$195.6		
FYE Depreciation/Amortization		156.6	593.5	56.0	6.9	1,212.0	46.4	46.4	8.0	41.2		
Net Operating Profit		1,361.5	3,873.2	299.8	13.0	178.0	(19.0)	206.3	20.9	154.5		
		24.2	27.6	39.0	#N/A N/A	#N/A N/A	23.4	23.4	#N/A N/A	35.9		
		1.00	1.00	1.00	-	-	1.00	1.00	-	1.00		
Tax Rate		24.2%	27.6%	39.0%	38.0%	38.0%	23.4%	23.4%	38.0%	35.9%		
Taxes		330.0	1,070.7	116.9	5.0	67.6	(4.4)	48.2	7.9	55.4		
Net Operating Profit After-Tax (NOPAT)		$1,031.5	$2,802.5	$182.9	$8.1	$110.4	($14.6)	$158.1	$13.0	$99.0		
Total Company Value		**$19,177.0**	**$45,691.1**	**$1,946.6**	**$77.5**	**$7,464.4**	**$344.8**	**$2,459.1**	**$151.3**	**$772.2**		
NOPAT Multiple		18.6	16.3	10.6	9.6	67.6	(23.7)	15.6	11.7	7.8		
Implied Market Capitalization Rate		5.4%	6.1%	9.4%	10.4%	1.5%	-4.2%	6.4%	8.6%	12.8%		
Weighted Cost of Capital		9.0%	7.9%	6.9%	11.8%	7.7%	12.1%	6.5%	6.7%	10.6%		
Implied Market Growth Rate		**3.6%**	**1.8%**	**-2.5%**	**1.3%**	**6.2%**	**16.3%**	**0.1%**	**-1.8%**	**-2.2%**	2.5%	1.3%

Guideline Public Company Analysis
Risk Analysis

	Cognizant Tech Solutions	Accenture PLC	CACI International Inc	NCI, Inc.	Computer Sciences Corp	Computer Task Group Inc	Igate Corp	Dynamics Research Corp	Insight Enterprises Inc	Mean	Median
Market Price per Common Share	$73.06	$75.24	$55.72	$4.70	$45.24	$20.60	$17.32	$5.91	$18.92		
Shares Outstanding	301,680	681,678	22,955	12,932	155,028	18,742	57,614	10,524	44,594		
Stock Market Capitalization	$22,040.7	$51,289.5	$1,279.1	$60.8	$7,013.4	$386.1	$997.9	$62.2	$843.7		
Long-Term Debt	0.0	0.0	702.7	17.5	2,629.0	0.0	1,145.5	89.1	80.6		
Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0	378.5	0.0	0.0		
Total Capitalization	$22,040.7	$51,289.5	$1,981.8	$78.3	$9,642.4	$386.1	$2,521.9	$151.3	$924.3		
Ratio of Debt/Preferred to Total Capital	0.0%	0.0%	35.5%	22.4%	27.3%	0.0%	60.4%	58.9%	8.7%		
Beta	1.12	0.94	0.93	0.98	1.09	1.13	0.99	0.83	1.19		
Tax Rate	24.2%	27.6%	39.0%	38.0%	38.0%	23.4%	23.4%	38.0%	35.9%		
Business Risk Index	**1.12**	**0.94**	**0.70**	**0.83**	**0.88**	**1.13**	**0.46**	**0.44**	**1.12**	0.85	0.88
Financial Risk Index	**0.00**	**0.00**	**0.23**	**0.15**	**0.21**	**0.00**	**0.53**	**0.39**	**0.07**		

Market Approach
Guideline Public Company Multiple Valuation
In Millions

Multiple of EBITDA		
LTM	$	7.1
Selected Multiple		5.50x
Market Value of Invested Capital	**$**	**38.9**
FY 2013P	$	6.4
Selected Multiple		5.50x
Market Value of Invested Capital	**$**	**35.2**
FY 2014P	$	7.6
Selected Multiple		5.00x
Market Value of Invested Capital	**$**	**38.2**

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Income Approach
Calculation of Free Cash Flow
In Millions

	2013	2014	2015	2016	2017	2018	Perpetuity
Net Revenues	$ 134.4	$ 141.3	$ 145.7	$ 150.0	$ 155.3	$ 160.3	$ 165.1
EBITDA	6.4	7.6	7.7	8.2	9.1	9.9	10.2
Depreciation	2.2	1.3	0.6	0.6	0.6	0.6	0.8
Operating Income	4.2	6.3	7.1	7.7	8.5	9.3	9.4
Income Tax Rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Income Taxes	1.5	2.2	2.5	2.7	3.0	3.3	3.3
After-Tax Operating Income	2.7	4.1	4.6	5.0	5.5	6.0	6.1
Add: Depreciation	2.2	1.3	0.6	0.6	0.6	0.6	0.8
Less: Capital Expenditures	(0.6)	(0.7)	(0.7)	(0.7)	(0.8)	(0.8)	(0.8)
Less: Incremental Working Capital	(0.0)	0.2	(1.2)	(1.8)	(0.1)	0.5	(0.3)
Free Cash Flow	**$4.3**	**$5.0**	**$3.3**	**$3.1**	**$5.3**	**$6.4**	**$5.9**

Footnote(s):
[1] 2013 and perpetuity incremental WC based on projected average of 4.9% of revenues.
[2] Tax benefit of tax amortization calculated separately and added to concluded MVIC.

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Income Approach
Discounted Free Cash Flow Valuation
In Millions

Business Risk Index	0.90
Risk-Free Rate	2.5%
Market Risk Premium	6.1%
Size Risk Premium	6.0%
Specific Risk Premium	5.0%
Perpetuity Growth Rate	3.0%
Tax Rate	35.0%
Unlevered Cost of Equity	19.0%

	2013	2014	2015	2016	2017	2018	Perpetuity
Free Cash Flow	$4.3	$5.0	$3.3	$3.1	$5.3	$6.4	$5.9
Pro-Rata Adjustment Factor	38%	100%	100%	100%	100%	100%	100%
Pro-Rata Free Cash Flow	$1.6	$5.0	$3.3	$3.1	$5.3	$6.4	$5.9
% Debt Capital	72%	60%	45%	35%	21%	25%	25%
% Common Capital	28%	40%	55%	65%	79%	75%	75%
After-Tax Cost of Debt	6.1%	6.1%	6.3%	6.6%	6.6%	7.8%	7.8%
Levered Cost of Common	28.1%	24.5%	21.9%	20.9%	20.0%	20.2%	20.2%
WEIGHTED COST OF CAPITAL	*12.3%*	*13.4%*	*14.9%*	*16.0%*	*17.2%*	*17.1%*	*17.1%*
Years Remaining in 1st Period	0.38						
Years to Discount	0.19	0.88	1.88	2.88	3.88	4.88	4.88
PV Factor	0.9783	0.8988	0.7874	0.6820	0.5850	0.4994	0.4994
PV of Free Cash Flow	$1.6	$4.5	$2.6	$2.1	$3.1	$3.2	

Perpetuity Value	$41.5
PV of Perpetuity	$20.7
Total PV of Cash Flows	37.8
Add: PV of Tax Amortization	1.7
Market Value of Invested Capital	**$39.5**

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

PROJECTED CAPITAL STRUCTURE
Dollars in Millions

	2013	2014	2015	2016	2017	2018
Adjusted EBITDA	$6.4	$7.6	$7.7	$8.2	$9.1	$9.9
Multiple	5.50	5.50	5.50	5.50	5.50	5.50
Total Capital Value	$35.2	$35.2	$42.3	$45.3	$50.1	$54.6
Line of Credit	8.5	7.2	5.6	3.7	2.5	0.0
Contingent Acquisition Liabilities	3.9	0.9	0.0	0.0	0.0	0.0
Long Term Debt	12.8	13.0	13.3	12.0	8.0	4.0
Capital Leases	0.1	0.0	0.0	0.0	0.0	0.0
Total Debt	25.2	21.2	18.9	15.7	10.5	4.0
Common Equity Value	$9.9	$14.0	$23.4	$29.7	$39.6	$50.6
CAPITALIZATION %:						
Debt	71.8%	60.3%	44.8%	34.5%	21.0%	7.3%
Common Equity	28.2%	39.7%	55.2%	65.5%	79.0%	92.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Line of Credit Interest Rate	4.25%	4.25%	4.25%	4.25%	4.25%	4.25%
Long Term Debt Interest Rate	12.00%	12.00%	12.00%	12.00%	12.00%	12.00%
% Line of Credit	33.6%	34.1%	29.6%	23.4%	24.0%	0.0%
% Contingent Acquisition Liabilities	15.6%	4.4%	0.0%	0.0%	0.0%	0.0%
% Long Term Debt	50.5%	61.4%	70.4%	76.6%	76.0%	100.0%
% Capital Leases	0.3%	0.0%	0.0%	0.0%	0.0%	0.0%
Weighted Average Pre-Tax Interest	9.4%	9.4%	9.7%	10.2%	10.1%	12.0%
After-Tax Interest Rate	6.1%	6.1%	6.3%	6.6%	6.6%	7.8%

Footnote
[1] Contingent liabs treated as long-term debt (at 12.0%) under the assumption that long-term debt would have to be taken out to finance earnout payments.

EMTEC, INC.
VALUATION ANALYSIS **Internal Working Draft - 4/22/13**
As of April 15, 2013

Tax Benefit Of Amortization
In Millions

Year	Amortization	Tax Benefit	Discount Rate	Time to Discount	PV Factor	PV
2013	$ 0.8	$ 0.3	12.3%	0.1890	0.9783	$ 0.3
2014	0.8	0.3	13.4%	0.8781	0.8956	0.3
2015	0.8	0.3	14.9%	1.8781	0.7700	0.2
2016	0.8	0.3	16.0%	2.8781	0.6527	0.2
2017	0.8	0.3	17.2%	3.8781	0.5410	0.2
2018	0.8	0.3	17.1%	4.8781	0.4627	0.1
2019	0.8	0.3	17.1%	5.8781	0.3951	0.1
2020	0.8	0.3	17.1%	6.8781	0.3373	0.1
2021	0.8	0.3	17.1%	7.8781	0.2880	0.1
2022	0.8	0.3	17.1%	8.8781	0.2459	0.1
2023	0.7	0.2	17.1%	9.8781	0.2100	0.1
2024	0.5	0.2	17.1%	10.8781	0.1793	0.0
2025	0.5	0.2	17.1%	11.8781	0.1531	0.0
2026	0.2	0.1	17.1%	12.8781	0.1307	0.0
2027	-	-	17.1%	13.8781	0.1116	-

Tax Benefit of Amortization	$ 1.7